EXHIBIT 23.2
CONSENT OF T. J. SMITH & COMPANY, INC.
April 13, 2010
The Meridian Resource Corporation
1401 Enclave Parkway, Suite 300
Houston, Texas 77077
Re:      Consent of Independent Petroleum Engineers
Gentlemen:
     We hereby consent to the references to our reports dated February 14, 2008, February 11, 2009, and February 2, 2010, of the Estimated Future Reserves Attributable to Certain Leasehold Interests of The Meridian Resource Corporation as of December 31, 2007, December 31, 2008 and December 31, 2009, respectively, in your Form 10-K; to the reference to T. J. Smith & Company, Inc. as experts in the field of petroleum engineering; and to the inclusion of our report, dated February 2, 2010, as an Exhibit to this Form 10-K filed with the Securities and Exchange Commission.
     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-86788) pertaining to the Non-Employee Directors’ Stock Option Plan, 1990 Stock Option Plan, 1994 Executive Officer Warrants and 1993 Non-Employee Director Stock Options Plan and in the Registration Statement (Form S-8 No. 333-40009) pertaining to The Texas Meridian Resources Corporation 1995 Long-Term Incentive Plan, The Texas Meridian Resources Corporation 1997 Long-Term Incentive Plan, Cairn Energy USA, Inc. 1993 Stock Option Plan, As Amended, and Cairn Energy USA, Inc. Directors Stock Option Plan, As Amended, and in the Registration Statement (Form S-8 No. 333-83737) pertaining to The Meridian Resource Corporation Geoscientist Well Bonus Plan and The Meridian Resource Corporation Director Stock Option Plan and in the Registration Statement (Form S-8 No. 333-83735) pertaining to The Meridian Resource Corporation 1997 Long-Term Incentive Plan and The Texas Meridian Resources Corporation Director Stock Option Plan of The Meridian Resource Corporation, and in the Registration Statement (Form S-8 No. 333-144236) pertaining to The Meridian Resource Corporation 2007 Long-Term Incentive Plan, and in the Registration Statement (Form S-8 No. 333-144234) pertaining to The Texas Meridian Resources Corporation 2006 Non-Employee Directors’ Incentive Plan.

Yours very truly,

T. J. Smith & Company, Inc.

/s/ T. J. Smith
By T.J. Smith